                                                       Registration No. 33-23580

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-8

            Registration Statement Under The Securities Act of 1933

                             Torchmark Corporation
             (Exact name of registrant as specified in its charter)



          Delaware                                          63-0780404
(State or other jurisdiction                             (I.R.S. Employer
     or incorporation or                                Identification No.)
        organization)



              2001 Third Avenue South, Birmingham, Alabama 35233
           (Address of Principal Executives Offices)     (Zip Code)



                Torchmark Corporation 1987 Stock Incentive Plan
                            (Full title of the plan)


                                 Carol A. McCoy
                         Associate Counsel & Secretary
                             Torchmark Corporation
                            2001 Third Avenue South
                              Birmingham, AL 35233
                    (Name and address of agent for service)

                                 (205) 325-4243
         (Telephone number, including area code, of agent for service)
                        Calculation of Registration Fee



-------------------------------------------------------------------------------------------------
    Titles of         Amount to be    Proposed                Proposed            Amount
  Securities to       registered      maximum                 maximum             of
  be registered                       offering                aggregate offering  registration
                                      price per unit/1/       price               fee
-------------------------------------------------------------------------------------------------
Torchmark Corporation  14,541,000      $32.94                 $478,980,540         $4,289.60
Common Stock and non-   shares
qualified stock options
for such common shares
------------

/1/Calculated pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low prices reported for Torchmark Corporation common stock in the consolidated reporting system on October 8, 1998.

             The contents of the Form S-8 Registration Statement for the Torchmark Corporation 1987 Stock Incentive Plan (SEC File No. 33-23580) (the "Plan") are incorporated herein by reference subject to the following changes and additional information required in this registration statement that are not contained in the earlier registration statement:



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
       (contained in a disclosure statement not filed with the Securities and Exchange Commission as a part of this Form S-8 or as a prospectus supplement under Rule 424 but sent to participants under Rule 428(b)(1))

       . Up to 12,300,000 shares of Torchmark Corporation ("TMK") common stock (adjusted to 24,600,000 for 1997 stock dividend) are available for awards under the Plan, subject to adjustment for stock splits, stock dividends and other changes effecting the common stock.


       . No employee can be granted stock options on more than 200,000 shares in any calendar year (adjusted to 400,000 shares for 1997 stock dividend).

       . Non-employee ("outside") directors of TMK receive automatically on an annual basis formula-based Director Stock Options for 3,000 shares (adjusted to 6,000 shares for 1997 stock dividend) on the first NYSE trading day of each calendar year at 100% of the closing price of TMK common stock on that date. From time to time, in the sole discretion of the Board of Directors of TMK, outside directors may be awarded non-formula based
              Director Stock Options for the number of shares, upon the terms and at the exercise prices established by the Board of Directors; provided, however, that the exercise price of non-formula options may be fixed at a discount not to exceed 25% of fair market value of the common stock on the date of grant or may be the fair market value of the stock at the grant date.

       . Generally, no stock option, whether granted to employees or outside directors becomes first exercisable prior to six months from the grant date except in certain termination situations (death, disability or normal retirement) or a change in control.

       . All stock options may be exercised using procedures for their simultaneous exercise and sale of shares through a broker ("cashless exercises").

       . Stock options may be transferred upon compliance with certain conditions to a member of the optionee's immediate family, a trust for the sole benefit of immediate family members or a partnership where all the partners are members of such immediate family.

       .      Options granted to employees terminate as follows:

              (a) Upon death: immediately exercisable and the later of one year from date of death or expiration of the option term.

              (b) Upon disability or normal retirement: immediately exercisable and expiration of the option term.

              (c) Upon early retirement: three years from retirement date or expiration of the option term, whichever is shorter.

              (d)  Upon termination for cause:  date of notice of termination.

              (e) Upon voluntary termination: one month from date of termination or expiration date of the option term, whichever is shorter.

              (f) Upon voluntary termination without cause: three months from date of termination or expiration date of the option term, whichever is shorter.


       . The Plan may be amended by the Board without shareholder approval except where it is necessary to satisfy Rule 16b-3 of the Securities Exchange Act of 1934, Section 162(m) of the Internal Revenue Code or other regulatory requirements.

       . A participant's election to satisfy withholding tax obligations for all awards other than options with attached stock appreciation rights ("SAR") by payment in or withholding of shares may be made at any time.

       . In the event of a change of control of TMK, options and SARs outstanding for at least six months may be settled in cash or in stock. Options and SARs outstanding for less than six months must be settled in stock.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     Torchmark Corporation (the "Registrant" or the "Company") and the Torchmark Corporation 1987 Stock Incentive Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents:

     (a)    Registrant's latest annual report on Form 10-K filed pursuant to
            Section 13(a) of the Securities Exchange Act of 1934 for the most recent fiscal year;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referenced to in (a) above; and

     (c) The description of Registrant's common stock contained in the Form 10 Registration Statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 1 of Article Ninth of the Restated Certificate of Incorporation of the Registrant provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law (the "Act"), or (d) for any transaction from which the director derived an improper personal benefit.

     Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. With respect to derivative actions, indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. Rights conferred hereby are contract rights and include the right to be paid by the Registrant the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) or otherwise. The Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2(b) of Article Ninth provides that persons indemnified under
Section 2(a) may bring suit against the Registrant to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by the Registrant. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on the Registrant and neither the failure of the Registrant's Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the

Certificate of Incorporation or By-Laws, or otherwise. The Registrant may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of the Registrant or other entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such persons against such expense, liability or loss under the Act.


Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     (4)(a) Torchmark Corporation 1987 Stock Incentive Plan (filed as Exhibit 10(f) to Form 10-K of Torchmark Corporation for the fiscal year ended December 31, 1997)*

     (5)       Opinion regarding legality of securities registered

     (23)(a) Consent of KPMG Peat Marwick LLP to incorporation by reference of their audit report of February 2, 1998, except for Note 16, which is as of February 20, 1998 and Note 6 which is as of March 5, 1998, into the Form S-8 Registration Statement for the Torchmark Corporation 1987 Stock Incentive Plan (filed as Exhibit 23(d) to Form 10-K of Torchmark Corporation for the fiscal year ended December 31, 1997)*

     (23)(b) Consent of KPMG Peat Marwick LLP to be named as Experts in Resale Prospectus

     (23)(c) Consent to use of Opinion regarding legality of securities registered (Contained in Exhibit 5)

     (24)      Powers of attorney (Certain powers of attorney previously filed)

     (99)      Resale Prospectus dated October 9, 1998.


______________
* Previously Filed


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 9, 1998.



                                    TORCHMARK CORPORATION



                                    By:               *
                                       -------------------------------------
                                         C.B. Hudson
                                         Chairman, President, Chief
                                         Executive Officer and Director
                                         (Principal Financial Officer)



                                                      *
                                       -------------------------------------
                                         Gary L. Coleman
                                         Vice President and Chief
                                         Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                                                      **
---------------------------------      ---------------------------------
    David L. Boren, Director            Joseph L. Lanier, Jr., Director


               **
---------------------------------      ---------------------------------
   Joseph M. Farley, Director            Harold T. McCormick, Director


               **                                      *
---------------------------------      ---------------------------------
   Louis T. Hagopian, Director             George J. Records, Director


        /s/ R.K. Richey
---------------------------------      ---------------------------------
     R.K. Richey, Director                 Mark S. McAndrew, Director



*By:  /s/ Carol A. McCoy                     Date:  October 9, 1998
    -----------------------------
     Carol A. McCoy,
     Attorney-in-fact



**By: /s/ R.K. Richey
     ----------------------------
      R.K. Richey,
      Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee, as Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 9, 1998.



                                    TORCHMARK CORPORATION 1987 STOCK
                                    INCENTIVE PLAN



                                    By:  COMPENSATION COMMITTEE OF THE
                                    BOARD OF DIRECTORS OF TORCHMARK
                                    CORPORATION, as Administrator



                                    By:                *
                                       ---------------------------------------
                                         Joseph L. Lanier, Jr., Chairman



                                                       *
                                       ---------------------------------------
                                         Joseph M. Farley



                                                       **
                                       ---------------------------------------
                                         George J. Records, Sr.



                                                       *
                                       ---------------------------------------
                                         Louis T. Hagopian



* By:  /s/  R.K. Richey
     ------------------------------------
     R.K. Richey, Attorney-in-Fact


**By:  /s/  Carol A. McCoy
     ------------------------------------
     Carol A. McCoy, Attorney-in-Fact for
          George J. Records, Sr.